UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 26, 2014

NUGENE INTERNATIONAL , INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
(Commission File Number)	(IRS Employer Identification No.)

720 Paularino Avenue, Costa Mesa, California 92626
(Address of Principal Executive Offices)

(714) 641-2640
(Registrant's Telephone Number, Including Area Code)

Bling Marketing, Inc.
150 West 46th Street, Suite 5R
New York, NY 10036
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions.  Statements in this report concerning the following are forward looking statements:

•	future financial and operating results;
•	our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;
•	the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;
•	expectations concerning market acceptance of our products;
•	current and future economic and political conditions;
•	overall industry and market trends;
•	management’s goals and plans for future operations; and
•	other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

•	"we," "us," "our" and "Company" refer to and may include the business of NuGene International, Inc., formerly known as Bling Marketing , Inc.;
•	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended;
•	"SEC" refers to the United States Securities and Exchange Commission;
•	"Securities Act" refers to the United States Securities Act of 1933, as amended;
•	“NuGene” refers to the business and operations of our subsidiary, NuGene, Inc., prior to the completion of the transaction described herein; and
•	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States.

2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 26, 2014 our board of directors approved a 15.04 to one stock split (“Stock Split”) in the form of a stock dividend to holders of our common stock as of that date.   To effect that board actions, each recipient of the stock dividend will receive 14.04 additional shares of common stock for every share of common stock held. We have submitted an application to the Financial Industry Regulatory Association [FINRA] on January 5, 2015 whereby we seek approval to (i) change our name from Bling Marketing Inc. to NuGene International, Inc., (ii) implement our Stock Split, and (iii) change our current trading symbol to one which we believe should be more suited to our name and new business. Unless otherwise noted, all share numbers shown in this Current Report reflect the effects of the Stock Split as approved by our board of directors.

On December 26, 2014, NuGene International, Inc., formerly known as Bling Marketing, Inc. (the “Company” of “Bling”) entered into an Agreement and Plan of Merger ("Merger Agreement") with NuGene, Inc., a California corporation ("NuGene"), and on December 29, 2014 (the "Closing Date") we filed a Certificate of Merger in the State of California whereby our subsidiary, NG Acquisition Inc. ("Acquisition Sub"), merged with NuGene. As a result, NuGene, which is the surviving entity, became our wholly owned subsidiary.  The transaction contemplated under the Merger Agreement is deemed to be a reverse merger, whereby Bling (the legal acquirer) is considered the accounting acquiree and NuGene is considered the accounting acquirer and NuGene (the legal acquiree) is considered the accounting acquirer. The assets, liabilities and operations of the acquired entity, NuGene, have been brought forward at their book value and no goodwill has been recognized.

In connection with the Merger Agreement, we entered into a Business Transfer and Indemnity Agreement dated December 29, 2014 (the “Indemnity Agreement”) with our former Chief Executive Officer and Director, Dena Kurland providing for:

1.          The transfer of our jewelry business operations existing on the date of the Indemnity Agreement (the “BMI Business”);

2.          The assumption by Ms Kurland of all liabilities of our Company and the indemnification by Ms Kurland holding our Company harmless for any and all liabilities arising at or before the date of the Indemnity Agreement;

3.          The payment by NuGene to Ms Kurland of $350,000 in cash; and

3

4.          The surrender by Ms Kurland of 15,000,000 shares (before giving effect to the Stock Split) (the "Indemnity Shares") of our Company’s common stock representing 95% of the then outstanding common stock (all of which shares have been deemed cancelled by the Company).

Pursuant to the terms of the Merger Agreement, 26,052,760 shares of Company common stock and 1,917,720 Company Series A Preferred Stock were issued to the former NuGene shareholders. The Series A Preferred Stock is (i) initially convertible into common stock at a ratio of one to one, (ii) as long as there are a minimum of 900,000 shares of Series A Preferred Stock outstanding, the holders of the Series A Preferred Stock have the right to elect a majority of the board of directors and (iii) the holders of the Series A Preferred Stock, generally voting as a class with the holders of common stock, have three times the number of votes available for every vote of available common stock.

On December 29, 2014 we completed the sale of 2,000,000 shares of our common stock to 18 purchasers (“Stock Placement”) for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of promissory notes in the principal amount of $375,000.

At the Closing Date subsequent to the transactions described above (and giving effect to the Stock Split), we had approximately 39,197,400 shares of common stock outstanding and 1,917,720 shares of Series A Preferred Stock outstanding. At the time of the merger, an outstanding warrant to acquire shares of NuGene Inc. was exchanged for a warrant of Bling Marketing Inc. The warrant on its issuance, after giving effect to the Stock Split, evidenced the right of the holder to acquire up to 500,000 shares of common stock of the Company, had a strike price of $2.50 per share, was not exercisable for 12 months (the "Initial Exercise Date"), and any shares acquired thereunder upon exercise thereafter would be locked up and could not be sold for six months following the Initial Exercise Date. The warrant was issued to an entity that is not directly or indirectly an affiliate of either NuGene or of the Company.

This summary is qualified in its entirety by reference to the complete text of the Merger Agreement which is incorporated by reference into this report as described below.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

We completed the acquisition of NuGene pursuant to the Merger Agreement as noted in Item 1.01 above.

Also as discussed in Item 1.01 of this Current Report, we completed the sale of the BMI Business and entered into the Indemnity Agreement with Ms Kurland effective December 29, 2014.

4

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On December 29, 2014, and as discussed under Item 1.01 above, pursuant to the Merger Agreement we issued: (i) 26,052,760 shares of our common stock and 1,917,720 shares of our Series A Preferred Stock to the shareholders of NuGene and (ii) 2,000,000 shares of our common stock in exchange for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of NuGene promissory notes in the principal amount of $375,000, to the persons who invested in the Stock Placement (all the foregoing as adjusted to give effect for the Stock Split). The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4.(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

The NuGene promissory notes provided for automatic conversion upon the consummation of the issuance and sale by NuGene of common stock pursuant to the Stock Placement so that together with the proceeds to NuGene from the promissory notes, the Company received or will have received an aggregate of $2,000,000 in equity capital. The conversion price per share was equal to the price per share in the Stock Placement.

At the Closing Date, we completed the sale of a total of 2,000,000 shares of our common stock at $1.00 per share in connection with the Stock Placement as noted in Item 1.01 above.  In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D.  The parties who received the securities in such instances made representations to the issuer that such party (a) is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) has knowledge and experience in financial and business matters such that the purchaser is capable of evaluating the merits and risks of an investment in us, (d) had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth.  In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4.(a)(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the securities were not broken down into smaller denominations.  The shares issued to the prior NuGene shareholders are subject to lock-up agreements extending over 18 months and shares issued in the Stock Placement are subject to a 12 month lock-up, followed by a 12 month leak out period.

5

The Company has a warrant outstanding, issued effective on completion of the Merger, that allows the holder to acquire up to 500,000 shares of Company common stock, or less than 1.3% of the issued and outstanding shares of the Company (giving effect to the Stock Split), in exchange for an outstanding warrant of NuGene. The warrant may not be exercised for 12 months, is followed by a six month lock-up and is further described in Item 1.01 above.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Immediately prior to the Closing Date and before giving effect to the Stock Split, we had 15,741,000 shares of common stock outstanding. Immediately following the Closing, after giving effect to (i) the surrender and cancellation of the Indemnity Shares, (ii) the 15.04 for one stock split issued in the form of a stock dividend, and (iii) the shares issued in connection with the Merger and the Stock Placement, we had 39,197,400 shares of common stock outstanding.  In connection with the Merger we issued 26,052,790 shares of common stock and 1,917,720 shares of Series A Preferred Stock to the shareholders of NuGene (“NuGene Shareholders”), and we also issued 2,000,000 shares of common stock to investors in the Stock Placement. As a result of the Merger, the shareholders from the Stock Placement will own approximately 5% of the outstanding common stock of our Company and the NuGene Shareholders as a group (eight persons) will own approximately 66.47% of the outstanding common stock of our Company (71.36% beneficially owned upon conversion of Series A Preferred Stock). Two of the NuGene Shareholders own 100% of the Series A Preferred Stock that, voting as a class, is empowered to elect a majority of the board of directors of our Company.

The table below sets forth information regarding the beneficial ownership and voting rights of the NuGene Shareholders issued to them by the Company upon completion of the Merger Agreement:

NuGene Shareholders	Amount of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
M. Ali Kharazmi	11,235,240	(1)	27.98	%(4)
M. Saeed Kharazmi	11,235,240	(2)	27.98	%(5)
Remaining NuGene Shareholders (individually none of these shareholders beneficially owning more than 5% of the Company’s securities)	5,500,000		14.03	%(6)
All NuGene Shareholders as a group (8 persons)	27,970,480	(3)	71.36%

6

(1)	Common stock beneficially owned by M. Ali Kharazmi includes 958,860 shares of common stock issuable upon conversion of Series A Preferred Stock and 1,500,000 shares of common stock held of record by his spouse.

(2)	Common stock beneficially owned by M. Saeed Kharazmi includes 958,860 shares of common stock issuable upon conversion of Series A Preferred Stock.

(3)	Common stock beneficially owned by all NuGene Shareholders as a group includes 1,917,720 shares of common stock issuable upon conversion of Series A Preferred Stock.

(4)	Percentage of common stock beneficially owned by M. Ali Kharazmi is calculated by dividing the total amount of common stock beneficially owned by 40,156,260, which includes 39,197,400 shares of common stock outstanding and 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock owned.

(5)	Percentage of common stock beneficially owned by M. Saeed Kharazmi is calculated by dividing the total amount of common stock beneficially owned by 40,156,260, which includes 39,197,400 shares of common stock outstanding and 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock owned.

(6)	Percentage of common stock beneficially owned is calculated by dividing the amount of beneficial ownership by 39,197,400 shares of common stock outstanding.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Following close of the Merger, as of December 29, 2014, Dena Kurland, our Chief Executive Officer and Director, submitted her resignation as a director and from all other offices of our company.

Effective December 29, 2014, M. Ali Kharazmi and M. Saeed Kharazmi, the founders and principal shareholders of NuGene, were appointed to our Board of Directors. M. Ali Kharazmi and M. Saeed Kharazmi are brothers.

Also effective December 29, 2014, M. Ali Kharazmi was appointed our Chief Executive Officer.  For certain biographical and other information regarding the newly appointed officer and directors, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” in Item 8.01 below, which disclosures are incorporated herein by reference.

7

ITEM 8.01 OTHER EVENTS

PRELIMINARY NOTE

Please note that the information provided below relates to the combined enterprises after the Merger, except that information relating to periods prior to the date of the Merger only relate to the jewelry operations and business of Bling Marketing Inc, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business

Bling markets and wholesales affordable jewelry in the United States principally through jewelry distributors. We offer a selection of jewelry styles, consistent product quality, and prompt delivery of product orders. Our principal product line is a wide assortment of earrings, pendants, and rings. Our jewelry generally retails at price points ranging from between $99 and $200.

History

We are a public company whose shares were listed for trading under the symbol “BLMK.", and since early about February 2015 under the symbol “NUGN”. We were incorporated in the State of Nevada on October 31, 2013 as Bling Marketing, Inc. We recognized no sales from operations prior to the three months ended June 30, 2014 and were accordingly classified as a shell company. During the three month ended June 30, 2014, we began working with several distributors to sell our jewelry products to retail outlets and as a result, recognized sales revenue of $22,025 during said period. On September 11, 2014, we filed a Current Report on Form 8-K indicating that we were no longer a shell company as defined by Rule12b-2 of the Exchange Act as the Company could no longer be considered to have no or nominal operations. Through the Closing Date, we were a wholesaler of jewelry, principally earrings, rings and pendants (“BMI Business”).  On December 29, 2014, we entered into the Indemnity Agreement and in connection with that agreement we transferred the BMI Business to our former Chief Executive Officer.

On December 26, 2014 we entered into an Agreement and Plan of Merger with NuGene Inc. and filed a certificate of merger between NG Acquisition Inc. and NuGene, whereby NuGene was the surviving entity and thereby became our wholly owned subsidiary.

8

The NuGene Industry and the Overall Market

NuGene History

References to the “Company”, “we”, “us”, or “our” refer to NuGene, Inc., a California corporation. We were incorporated in California in December 2006. The Company was formed and funded by our founders, M. Ali Kharazmi and M. Saeed Kharazmi, M.D. The initial focus of the Company was to develop and market customized skin care products. As part of that focus the Company sought to leverage the close relationships with the plastic surgery community developed by our founders. The Company directed significant time and resources on developing anti-aging and scar treatment/reduction products.

We are an early-stage company with a limited operating history and limited revenues derived from our operations. Our operations to date have been primarily focused on our formation, the hiring of our management team, acquiring, licensing and developing our technology and products, funding preclinical trials for a limited number of products, building our sales force and preparing for and commencing the commercial launch of our products.

In 2007 we continued to focus on age defying products utilizing peptide complexes (see further description, below) and nanocapsulation for absorption into the skin (see further description, below). We introduced a limited product line under the NuGene name, and co-branded the products with an affiliated entity, Genetic Institute of Anti Aging, Inc. (“GIAA”), which is owned by our founders. We utilized the services of a Korean based contract manufacturer to supply our products. This product line (the “GIAA Line”) was based on the use of peptides and did not utilize stem cells. We had very modest sales in 2007, with our sole customer being GIAA.

In 2008 we stopped production of the GIAA Line and sales were limited to selling remaining inventory through medical offices and through GIAA. With the GIAA Line discontinued, we spent the remainder of 2008 considering different formulations and methodologies for improved anti-aging products.

In 2009 and 2010 we had limited activity and very limited sales. Our sales were mostly overseas and limited to remaining inventory of the GIAA Line. We continued to explore better formulations and methodologies. We expended funds on research and development, carried out mostly by scientists engaged by the Company.

In 2011 our founders decided to use adult adipose human stem cells (undifferentiated cells found throughout the body that multiply by cell division to replenish dying cells and regenerate tissues) as the foundation of the formulation for its products. Through its research and development the Company developed a proprietary process to extract human adult stem cells from fat cells that the Company then used in its customized NuGene line made specifically for those client(s) donating their own fat. Throughout 2011 we continued to provide autologous stem cells for use in clinical procedures, utilizing this technology.

The Company though this process developed the ability to culture adult human stem cells to render human conditioned stem cell media at a proprietary concentration which is the primary ingredient in the Nugene line of cosmeceuticals. The Company believes that this proprietary concentration in conjunction with our unique formulations will provide NuGene with a significant competitive advantage.

9

In 2012 we completed our initial line of cosmeceutical products based on these adipose derived stem cells. We branded this advanced skin care line solely under the NuGene name (the “NuGene Line”). We were able to eliminate the unpleasant odor associated with stem cells by adding a fragrance with a very low incidence of allergic reaction. The packaging of this new product line bears no resemblance to the prior GIAA Line. We also manufactured the NuGene Line ourselves at a small laboratory facility that we leased from an affiliated entity owned by one of our founders.

Throughout 2013 we continued to expand the product offerings of the NuGene Line. The Company focused its stem cell work in the surgical arena and orthopedic regeneration. These services were delivered to one client, which was an affiliated entity. Sales of the NuGene Line were limited as we were in an initial rollout and branding phase.

We focused our efforts in 2014 on transitioning to a cosmeceutical skincare business for mass distribution. With this transition and expanded attention to our consumer products we sought to develop our marketing plan and distribution channels. During the first nine months of 2014 we distributed products from the NuGene Line nationally through wholesalers to medical offices and medical spas and as of September 30, 2014, we had more than 30 locations selling our products. In addition to the NuGene Line, we generated revenues from an affiliate, Advanced Surgical Partners (“ASP”). Revenues generated from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these services to ASP as we transitioned into the cosmeceutical side of NuGene. We expect to decrease and eventually discontinue providing these services to ASP in early 2015. In an effort to improve our product line and retain latest and forward looking state of the art services, the Company has assembled an Advisory Board consisting of Board Certified Dermatologists and Plastic Surgeons consisting of medical professionals whom the Company believes are leaders in their respective fields.

Our target customers primarily consist of middle aged men and women concerned with their aging skin and hair loss. Although our distributors are primarily west of the Mississippi River, our products have been sold throughout the United States and can also be purchased by calling our main office, located in Costa Mesa, California.

In 2014, the Company also initiated preclinical FDA work for a new topical drug (drug intended for delivery through the skin) for the treatment of burns that is expected to not only reduce infection (silver sulfadiazine), but also enhance tissue growth. Burns are the fourth most common type of trauma worldwide.

10

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

Our results of operations for the years ended December 31, 2013 and 2012 were minimal as we were still in the process of developing and refining our product offerings. Accordingly, the following discussion and analysis of the results of operations and financial condition of NuGene is for the nine months ended September 30, 2014 and 2013, with an emphasis on our operations during the nine months ended September 30, 2014. Such analysis should be read in conjunction with the NuGene financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” or similar expression, variations of those terms or the negative of those terms to identify forward-looking statements. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

RESULTS OF OPERATIONS

For the nine months ended September 30, 2014 as compared to the nine months ended September 30, 2013

11

Revenues.

Revenues generated during the nine months ended September 30, 2014 totaled $480,104 of which $328,000 or 68% were received from an affiliated company, ASP. ASP was co-founded by our Chief Executive Officer and Board Chairman, who are also brothers. Our Board Chairman is currently the acting Medical Director of ASP. Revenues received from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these services to ASP as we transitioned into the cosmeceutical side of NuGene. We expect to minimize operations with ASP within the first six months of 2015 and focus primarily on the cosmeceutical and pharmaceutical operations of the Company. The remaining 32% of our revenues resulted from sales of our cosmeceutical products to select wholesale distributors. Revenues recognized during the nine months ended September 30, 2013 were minimal and related primarily to sales to ASP.

Cost of Revenue.

Cost of revenue during the nine months ended September 30, 2014 and 2013 totaled $130,165 and $88,230, respectively. Such costs related primarily to the cost of raw materials, product packaging, and direct labor in the manufacturing of our cosmeceutical products and shipping.

Operating Expenses.

Total operating expenses for the nine months ended September 30, 2014 totaled $301,622 and consisted primarily of research and development, advertising, business development and the design of our website. Total operating expenses for the nine months ended September 30, 2013 totaled $5,344 and related primarily to general and administrative expenses.

Net Loss.

During the nine months ended September 30, 2014, we reported net income of $48,317 as compared to a net loss of $12,714 for the nine months ended September 30, 2013. The increase in net income is due primarily to an increase in sales to ASP as discussed above.

Related Party Transactions

As discussed above, during the nine months ended September 30, 2014, 68% of our revenues were received from ASP, an affiliated company. The revenues generated through ASP were contracted at rates that would have been charged to a non-affiliated company. As we continue to grow our cosmeceutical product line, we intend to minimize the operations associated with ASP. We expect that the resulting reduction in revenues from sales to ASP will be offset by revenues generated from the sale of our NuGene Line.

ASP has also provided the Company with office space, free of charge, through November 30, 2014. On December 1, 2014, we entered into a one year lease for a 10,000 square foot office and manufacturing facility.  The current rent for the facility is approximately $12,000 per month and is guaranteed by ASP.

12

During December 2014, ASP provided NuGene a $45,000 short-term loan to cover operating expenses. NuGene repaid the loan during January 2015.

Our founders, Ali and Saeed Kharazmi, have been foregoing earning salary since the Company was incorporated in 2006. They intend to continue foregoing such salary until the Company is able to adequately support its operations.

Liquidity and Capital Resources.

We had cash and cash equivalents of $9,063 and $14,301 as of September 30, 2014 and December 31, 2013, respectively and working capital of $68,620 and $20,303 as of September 30, 2014 and December 31, 2013, respectively. As discussed more fully below, we anticipate needing to raise additional capital through either debt and/or equity financing to continue our business plan.

During the nine months ended September 30, 2014, we reported net income of $48,317, however, our net cash used in operating activities totaled $5,238 for the same period. This was primarily due to the purchase of raw materials used in the development of our NuGene Line, as well as, prepaid rent and an increase in accounts payable and accrued expenses.

We had no cash flows from investing or financing activities during the nine months ended September 30, 2014 and 2013.

Since inception through December 31, 2014, we have paid only nominal salaries, rent, insurance, legal and other expenses. Additionally, we elected in December 2006 to be treated as a "sub-chapter S corporation". Under the Internal Revenue Code we have paid no federal taxes and generally paid a state of California income tax of about 1.5% of taxable income. We terminated our sub-chapter S election in December 2014 and accordingly are now subject to taxation as a C corporation. We expect that going forward we will incur significant additional expenses, including salaries, rent, license fees, insurance, investor relations, marketing, legal and accounting fees, corporate fees associated with being a publicly traded company and other expenses in order to carry out our business plan. As of the date of this Current Report, we are expending approximately $150,000 per month on such expenditures. During the last quarter of 2014 we experienced further sales growth when compared to prior periods and received orders of products under our NuGene Line in excess of $300,000. However, we cannot be sure that our revenues from product sales will support our anticipated growth. Accordingly, we anticipate needing to raise additional capital through equity and/or debt financing in order to fund our operations throughout 2015.

13

Subsequent to September 30, 2014, we entered into three convertible promissory notes (the “Notes”) totaling $375,000. Proceeds from the Notes were used primarily to purchase a license with kathy ireland Worldwide, Inc. (see discussion below). On December 29, 2014 we completed the Stock Placement which consisted of the sale of 2,000,000 shares of our common stock in exchange for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of the Notes in the principal amount of $375,000. Stock Placement proceeds totaling $350,000 were used as payment to Ms. Kurland in accordance with the Indemnity Agreement and $75,000 were used as repayment of a short term loan associated with the license with kathy ireland Worldwide, Inc. The remaining proceeds of approximately $1.2 million will be used to continue fund our operations and grow our product line. We intend to continue to seek opportunities to raise additional funds throughout 2015.

License with kathy ireland Worldwide, Inc.

In November 2014 we entered into a License Agreement with kathy ireland Worldwide Inc. ("Licensor") whereby we licensed the right to utilize the trademarks and rights to the name, likeness and visual representations of Kathy Ireland in connection with our cosmeceutical line of products containing adult human adipose stem cell derived or containing biologically active or biologically derived ingredients. The initial term of the license is for eight years and it may be renewed for up to an additional four years. NuGene paid the Licensor $350,000 effective upon execution of the License.

In accordance with the License Agreement, we are required to submit a Business Plan to the Licensor within ninety days of the effective date of the License Agreement. We have submitted our Business Plan to the Licensor within the required time frame and received the necessary approvals. The License Agreement defines the Licensed Products as “…. the following products of NuGene containing stem cell derived or containing biologically active or biologically derived ingredients: NuGene Face Wash, NuGene Universal Cream, NuGene Universal Serum, NuGene Light and Bright, NuGene Eye Serum, NuGene Anti-Hair Loss Serum, NuGene Regenerative Shampoo & Conditioner, NuGene FaceMask, NuGene Melasma Serum, NuGene Acne Serum, NuGene Revitalizing Night Cream, NuGene Toner NuGene Body Lotion, NuGene Specialty Soap, NuGene Neck and Décolleté Lotion, Advanced Infusion Serums and other age defying products that are stem cell derived or which contain biologically active or biologically derived ingredients.” The License Agreement stipulates that if we have not launched any Licensed Products into the market by April 15, 2015, the Licensor may notify us of their intent to terminate the License Agreement. We are currently in the production and fulfillment stage in regards to the Licensed Products and anticipate they will be launched into the marketplace during March 2015.

14

NuGene is obligated to utilize commercially reasonable efforts to meet the following minimum totals of net sales of licensed products for the specified periods:

Period	Forecasted Minimum Net Sales
Contract Year 1	$1,500,000.00
Contract Year 2	$2,500,000.00
Contract Year 3	$3,750.000.00
Contract Year 4	$5,000,000.00

A "Contract Year" corresponds to a calendar year ending December 31 and commences with the year 2015.

For each of these Contract Years we are obligated to pay a minimum royalty as follows:

Contract Year 1	$100,000.00
Contract Year 2	$150,000.00
Contract Year 3	$200,000.00
Contract Year 4	$250,000.00

We are also obligated to pay the Licensor brand participation and other promotional fees annually under the License Agreement. This description of the License Agreement is a summary and does not purport to describe all material conditions, obligations and payments that are the responsibility of NuGene to the Licensor. The description provided of the License Agreement in this Current Report is qualified in its entirety by reference to the License Agreement attached as an Exhibit and that agreement is incorporated herein by this reference as if fully set forth.

15

The Company is now actively seeking to market its NuGene Line of products, generally described as a line of proprietary skin and hair care cosmeceuticals derived from adult adipose stem cells and using growth factors. The Company anticipates that it will also need to seek substantial additional funding to further implement our other programs and fully activate our business plan and further expand our advertising, secure further channels of distribution, build inventory and recruit experienced sales personnel. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected even if such funds are obtained. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise. If we are unable to obtain adequate funding, we may be required to significantly curtail or even discontinue our proposed operations.

Overview

“Cosmeceuticals” refer to the combinations of cosmetics and pharmaceuticals which may offer medicinal or drug-like benefits. The term is more of a marketing term rather than a legal term, with the cosmetics industry having adopted the term in the late 1990’s. The US Food and Drug Administration (the “FDA”) does not recognize the term. While drugs are subject to a review and approval process by the FDA, cosmetics and cosmecueticals are not subject to the same stringent regulatory regime and scrutiny. As such, if a product has drug properties, it must be approved as a drug. However, cosmeceuticals are not subject to this review and approval process.

Cosmeceuticals offer consumers cosmetic-like treatments with active ingredients, which give them pharmaceutical-like efficiency. Driven by aesthetic-consciousness, according to GBI research publication entitled, “Cosmeceuticals Market to 2018” the global market for cosmeceutical products has reached an estimated size of $31 Billion in 2013. We believe that this market benefits from the growing segment of a younger generation of consumers as well as baby boomers who want to preserve their youthful looks. In our view the US cosmeceutical market will continue to be favorably influenced by these growing segments of people who want beautiful and younger looking skin while aging.

Two of the fastest growing cosmeceuticals segments are the age-defying and hair restoration markets which focus on mechanisms that control the aging of skin and prevent/restore hair loss. According to BMI research, skin care garnered a material share of the cosmeceutical market in 2013 with a 60%, $21 billion worldwide market share, followed by hair care which represented a 14%, $4.9 billion market share. The global skincare cosmeceutical market is expected to reach $30.3 billion by 2018, accounting for a 62% share in the total cosmeceutical markets. In particular it is anticipated that with an aging baby boomer population and increased male grooming, skin whitening, facial care and sun-damaged products will drive the expected global demand.

16

The use of stem cell based media as a foundation for cosmeceutical products is designed to promote the age-defying process. Every human being has stem cells in his or her body. These cells exist from the early stages of human development until the end of a person’s life. Throughout our lives, our body continues to produce stem cells that regenerate to produce differentiated cells that make up various aspects of the body such as skin, blood, muscles, and nerves. These are generally referred to as adult stem cells (non-embryonic). These cells are important for the purpose of medical therapies aiming to replace lost or damaged cells or tissues or to otherwise treat disorders. Our NuGene Line of products uses human adult stem cells culture media that we believe, when applied to human skin cells, significantly increases the production of collagen and fibronectin, which are essential to combating the aging of skin. The NuGene Line has not yet commenced widespread marketing efforts or generated any significant revenue.

Strategy

NuGene initially focused on providing stem cell derived medical products to medical providers. These products included Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures. It was eventually decided that the medical product services has a limited growth potential and thus NuGene changed its focus to developing cosmeceuticals which has a much larger market potential and provides greater scalability .

In our view age-defying products represent and will continue to represent a significant portion of the facial skincare market and seems to be resilient to a recessionary economy. In key markets such as the U.S. and Asia, we believe that the facial skincare market is positioned for significant growth.

In order to make claims that products can diminish the signs of aging, marketers are constantly looking for new combinations of specialty ingredients. The category of skincare products based on biotechnology such as human stem cell is in our view just beginning to be developed, and therefore we expect that it has significant growth potential. Our goal is to leverage our knowledge in human stem cell technology to develop and commercialize advanced anti-aging skincare products for the retail and professional channels. We intend to develop, manufacture, and market cosmetic skin care and hair products to address this significant market opportunity.

We are planning initially to have our NuGene Line of products to be sold domestically and internationally through professional channels, including dermatologists, plastic surgeons, medical offices, and day and resort spas. We also expect to recruit and use a network of distributors. We plan to increase distribution of our products by promoting brand awareness through advertising, increasing sales personnel, other marketing and public relations. We will also rely upon the marketing expertise and name recognition of Kathy Ireland under the License Agreement. We propose to further expand our sales efforts through a branded website (www.nugene.com) and additional online commerce.

17

In addition to our product enhancement and marketing activities, our success will also depend on our ability to develop and protect our proprietary technology. We intend to rely on a combination of patent, trade secret and know-how, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success will also depend upon our ability to avoid infringing upon the proprietary rights of others, for if we are judicially determined to have infringed such rights, we may be required to incur significant costs of defense, pay damages, alter our services, products or processes, obtain licenses or cease certain activities.

Laboratory

We anticipate moving to our new 10,000 square feet facility in Irvine, California by the beginning of March 2015. We believe this new facility will allow us to capitalize on larger test and lab development facilities in addition to streamlining in-house efficiencies for all aspects of operations. We are recruiting and organizing an experienced marketing department, as well as customer support and brand management teams all to be housed within this new facility. NuGene’s products are researched, developed, and manufactured principally by the Company. We intend to seek to have our new facility be an FDA approved facility in order to further promote the development of our pharmaceutical division (see further discussion below). As operations grow, our plans include the use of our lab facility for the development of new stem cell based treatment protocols and research and product applications.

Our Products

All of our products, including shampoos, conditioners, facial wash, eye serum, universal cream, universal serum, anti-hair loss serum, and light and bright gel, are formulated, fully developed and are being marketed. We have formulated and are testing other products, such as an acne cream and a burn cream, which we expect to introduce later during 2015 once product testing and marketing materials are completed. None of our products are licensed from third parties.

Skincare Products

NuCell Light & Bright Gel: This innovative formula improves and visibly reduces the appearance of dark spots. NuGene Light & Bright is clinically proven to act faster and better than the leading prescription ingredient, yet it is gentle enough to use every day. This proprietary product is fast acting to increase overall radiance and luminosity to the skin.

NuCell Universal Cream: We believe this cream to be a proprietary blend of human stem cell derived growth factors and antioxidants providing a universal solution for all your skin needs by diminishing lines and wrinkles, improving radiance and texture, reducing dark spots and evening skin tone, and increasing tone.

NuCell Universal Serum: Our highly concentrated serum is formulated with multiple human growth factors and matrix proteins that helps to minimize the appearance / signs of damaged skin.

18

NuEye Eye Serum:  Highly concentrated human stem cell derived growth factors balanced perfectly to deliver unparalleled results to the most sensitive area of the face.  With enhanced absorption, NuGene immediately improves the texture and within a short period of time fading the look of fine lines, and dark circles.

NuGene Face Wash: Formulated as an age-defying cleanser, this wash minimizes the visibility of pores and softens imperfections for a flawless appearance while the natural cleansing agents gently wash away dirt, oil, and make-up.

Hair care Products

NuCell Hair Regenerating Shampoo: Derived from human stem cell media, this product has been formulated to rejuvenate the hair and scalp. Breaking, thinning, and splitting are reduced, while adding luster and sheen to one's hair.

NuCell Hair Regenerative Conditioner: Formulated to instantly smooth hair, and add strength, shine, and manageability.

NuCell Hair Anti-Hair Loss Serum: This formulation gives one's hair the boost it needs. Hair follicles that produce less growth factors and cytokines can lead to thinning and hair loss. Our patent pending technology has been formulated to replenish essential growth factors to reduce further hair loss.

Pharmaceutical Products

We have initiated preclinical FDA work for a new topical drug for the treatment of burns that we expect will not only reduce infection (silver sulfadiazine) but may also enhance tissue growth. Burns are the fourth most common type of trauma worldwide according to BMI research. Despite recent advances in wound management, infection continues to be a significant problem in treating burns. This has resulted in routine use of prophylactic topical antimicrobial agents. The most common topical antimicrobial agent used is silver sulfadiazine cream. However, the side effects of delayed wound healing have remained a challenge to overcome.

NuGene’s tissue healing research has demonstrated adipose-derived stem cell culture conditioned media exhibit human dermal fibroblast proliferation and enhanced secretion of type I, III collagen and fibronectin. These properties are well suited for dermal wound healing. In order to develop and bring this product to market, we intend to work with a contract manufacturer to combine the product with our stem cell media technology. Preclinical FDA work consists of in vitro and in vivo efficacy studies, experimental toxicology testing, formulation study, storage condition, stability testing, and ensuring Good Manufacturing Practices are all followed in the manufacturing process. We expect the pre-clinical process to take anywhere from 10 months to a year to complete. This topical product will require FDA approval and we can give no assurance that we will obtain that approval.

19

Competition

NuGene will experience intense competition from companies developing cosmeceuticals with stem cell derived active ingredients as well other ingredients. Our pharmaceutical division will have competition from companies developing stem cell based pharmaceuticals. Our cosmetic operations will compete with other companies that offer a plant derived stem cell skin care line or stem-cell derived extracts. Many of these companies have substantially greater financial, technological, research and development, marketing and personnel resources.

Governmental Regulation

U.S. Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, state and local governments, and private third-party accreditation organizations regulate and monitor the health care industry, associated products, and operations. The following is a general overview of the laws and regulations pertaining to our business.

FDA Regulation of Stem Cell Treatment and Products

The FDA regulates the manufacture of human stem cell treatments and associated products under the authority of the Public Health Safety Act (“PHSA”) and the Federal Food, Drug, and Cosmetic Act (“FDCA”). Stem cell derived products can be regulated under FDA’s Human Cells, Tissues, and Cellular and Tissue-Based Products Regulations (“HCT/Ps”), or may also be subject to FDA’s drug, biological product, or medical device regulations.

Cosmetic and Skin Care Regulation

Depending upon product claims and formulation, skin care products may be regulated as cosmetics, drugs, devices, or combination cosmetics and drugs. We currently only market cosmetic skin care products and are evaluating entry into the pharmaceutical market. The FDA has authority to regulate cosmetics marketed in the United States under the FDCA and the Fair Packaging and Labeling Act (“FPLA”) and implementing regulations. The Federal Trade Commission (the “FTC”) regulates the advertising of cosmetics under the FTCA.

The FDCA prohibits the marketing of adulterated and misbranded cosmetics. Cosmetic ingredients must also comply with the FDA’s ingredient, quality, and labeling requirements and the FTC’s requirements pertaining to truthful and non-misleading advertising. Cosmetic products and ingredients, with the exception of color additives, are not required to have FDA premarket approval. Manufacturers of cosmetics are also not required to register their establishments, file data on ingredients, or report cosmetic-related injuries to the FDA.

20

We will be responsible for substantiating the safety and product claims of the cosmetic products and ingredients before marketing. The FDA or FTC may disagree with our characterization of one or more of the skin care products as a cosmetic or the product claims. This could result in a variety of enforcement actions which could require the reformulation or relabeling of our products, the submission of information in support of the product claims or the safety and effectiveness of our products, or more punitive action, all of which could have a material adverse effect on our business. If the FDA determines we have failed to comply with applicable requirements under the FDCA or FPLA, it can impose a variety of enforcement actions from public warning letters, injunctions, consent decrees, and civil penalties to seizure of our products, total or partial shutdown of our production, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us. If the FTC determines we have failed to substantiate our claims, it can pursue a variety of actions including disgorgement of profits, injunction from further violative conduct, and consent decrees.

Some types of skin-care products are regulated as both cosmetics and drugs under the FDCA. Examples of drug-cosmetic combination products are facial moisturizers that contain sunscreen and skin protectant hand lotions. Products that are both cosmetics and drugs because of ingredients or intended use must satisfy the regulatory requirements for both cosmetics and drugs. The drug requirements include either FDA premarket approval under an NDA or an abbreviated new drug application (“ANDA”), or, more typically, implicit approval through conformance with the applicable FDA final regulation (also known as an over-the-counter drug monograph) that specifies the conditions that must be met for the drug to be generally recognized as safe and effective.

At present, we do not anticipate that any of the products we market will be regulated as a combination cosmetic and drug or solely as a drug or device. However, the FDA may disagree with such a determination which could result in a variety of enforcement actions and significant additional expenditure to comply with regulations which the FDA may deem applicable to such products. We are in the process of researching new products that may be classified as combination cosmetics and drugs which would require FDA approval.

Good Laboratory Practices

The FDA prescribes good laboratory practices (“GLPs”) for conducting nonclinical laboratory studies that support applications for research or marketing permits for products regulated by the FDA. These regulations are published in Part 58 of Title 21 of the Code of Federal Regulations. GLPs are intended to assure the quality and integrity of the safety data filed in research and marketing permits. GLPs provide requirements for organization, personnel, facilities, equipment, testing facilities operation, test and control articles, protocol for nonclinical laboratory study, records, reports, and disqualification by the FDA. To the extent that we are required to, or the above regulation applies, we intend that our domestic laboratory activities will comply with GLPs.

21

Promotion of Foreign-Based Cellular Therapy Treatment—“Medical Tourism”

We may establish, or license technology to third parties in connection with their establishment of, adult stem cell therapy facilities outside the United States. We may also work with hospitals and physicians to make the stem cell-based products available for patients who travel outside the United States for treatment. “Medical tourism” is defined as the practice of traveling across international borders to obtain health care. We intend to market our products on the Internet and at trade shows to physicians and other health care professionals, skin care professionals, and beauty product distributors.

The FTC has the authority to regulate and police advertising of medical treatments, procedures, and regimens in the United States under the Federal Trade Commission Act (“FTCA”). Under Sections 5(a) and 12 of the FTCA (15 U.S.C. §§45(a) and 52), the FTC has regulatory authority to prevent unfair and deceptive practices and false advertising. Specifically, the FTC requires advertisers and promoters to have a reasonable basis to substantiate and support claims. The FTC has many enforcement powers, one of which is the power to order disgorgement by promoters deemed in violation of the FTCA of any profits made from the promoted business and can order injunctions from further violative promotion.  Advertising that we may utilize in connection with our medical tourism operations will be subject to FTC regulatory authority, and we intend to comply with such regulatory régime.

Current Good Manufacturing Practices and other FDA Regulations of Cellular Therapy Products

Products that fall outside of the HCT/P regulations and are regulated as drugs, biological products, or devices must comply with applicable good manufacturing practice regulations. The current Good Manufacturing Practices (“cGMPs”) regulations for drug products are found in 21 C.F.R. Parts 210 and 211; the General Biological Product Standards for biological products are found in 21 C.F.R. Part 610; and the Quality System Regulation for medical devices are found in 21 C.F.R. Part 820. These cGMPs and quality standards are designed to ensure the products that are processed at a facility meet the FDA’s applicable requirements for identity, strength, quality, sterility, purity, and safety.  In the event that our domestic U.S. operations are subject to the FDA’s drug, biological product, or device regulations, we intend to comply with the applicable cGMPs and quality regulations.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees, and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could affect us materially and adversely.

22

Domestic State and Local Government Regulation

Some states and local governments in the United States regulate the labeling, operation, sale, and distribution of our skin care products. To the extent additional state or local laws apply, we intend to comply with them.

Federal Regulation of Clinical Laboratories

Congress passed the Clinical Laboratory Improvement Amendments (“CLIA”) in 1988, which provided the Centers for Medicare and Medicaid Services (“CMS”) authority over all laboratory testing, except research, that are performed on humans in the United States. The Division of Laboratory Services, within the Survey and Certification Group, under the Center for Medicaid and State Operations (“CMSO”) has the responsibility for implementing the CLIA program.

The CLIA program is designed to establish quality laboratory testing by ensuring the accuracy, reliability, and timeliness of patient test results. Under CLIA, a laboratory is a facility that does laboratory testing on specimens derived from humans and used to provide information for the diagnosis, prevention, treatment of disease, or impairment of, or assessment of health. Laboratories that handle stem cells and other biologic matter are, therefore, included under the CLIA program. Under the CLIA program, laboratories must be certified by the government, satisfy governmental quality and personnel standards, undergo proficiency testing, be subject to inspections, and pay fees. The failure to comply with CLIA standards could result in suspension, revocation, or limitation of a laboratory’s CLIA certificate. In addition, fines or criminal penalties could also be levied. To the extent that our business activities require CLIA certification, we intend to obtain and maintain such certification.

Foreign Government Regulation

In general, we will need to comply with the government regulations of each individual country in which our products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States. The level of complexity and stringency is not always precisely understood today for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in up-regulation of our product(s), thereby creating a greater regulatory burden for us. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. It is possible that we may not be permitted to expand our business into one or more foreign jurisdictions.

The Science Behind Our Products

Human Stem Cells

Cells are the basic living units that make up humans, animals, plants and other organisms. Stem cells have two important characteristics that distinguish them from other types of cells. First, they can renew themselves for long periods of time. Second, they are unspecialized and under certain conditions can be induced to become cells with special functions such as metabolically active cells of the liver or transparent and protective cells of the eye. Until recently, scientists have worked with two major kinds of stem cells, embryonic stem cells and adult stem cells each category of which has different properties and characteristics.

23

Adipose Stem Cell-Derived Media

We use human fat tissue (adipose tissue) to derive human stem cells. Adipose stem cells derived growth factors have been shown to contribute to exerting diverse regenerative effects on skin cells. These growth factors help in stimulating collagen synthesis and migration of dermal fibroblasts (a major contributor in skin repair, regeneration, and revitalization). Using a proprietary technique for the isolation of these cytokines from adipose derived stem cells, NuGene has been able to incorporate these proteins into its cosmeceutical line of products.

Peptides

Peptides are molecular links of amino acids that help your skin to produce the anti-wrinkle protein known as collagen. Peptides are closely related to protein. Peptides and proteins are present in every living cell and are responsible for many biochemical activities including acting in enzymes, hormones, antibiotics, etc. Peptides are listed in many better skin care products, and they perform important functions in the skin. As people age, they lose collagen which results in sagging and wrinkled skin. Since collagen is a protein composed of long chains of amino acids linked together by peptide bonds, peptides play an important role in replacing lost collagen. As collagen breaks down, the protein chains break up into smaller chains of peptides. The resulting peptide chains send signals to the body to produce more collagen. Since peptides are small, they can penetrate the skin’s protective barriers. Applying peptides directly to the skin through good skin care products tricks the skin into thinking that it has lost collagen recently and needs to produce more. In our research, we identified a number of peptides which mimic the function of the naturally produced growth factors in the human body. The advantage of using peptides over growth factors in skin care formula is their stability, but they are not complete in structural integrity as expressed by proteins in vivo.

Mass Production of Growth Factors

NuGene has been able to mass produce biologically active growth factors derived from adipose stem cells. With patent-pending technology, the process has achieved a high yield rate and superior quality of biomolecules. Our purification technique enables NuGene to have a high concentration of growth factors and cytokines in our skincare line.

24

Nanocapsulation

One of the material challenges of the skincare science is the delivery of the active ingredients to the skin. At NuGene, we met this challenge by using our proprietary nanocapsulation technology. It allowed us to effectively deliver adipose stem cells derived cytokines and growth factors through embedding them within a nanosome or capsule. This added step enhances the penetration of these biomolecules into the skin cells. Additionally, it prevents these growth factors/cytokines from becoming degraded by proteases present in the mixture. We believe this enhances the effectiveness of our products.

NuGene’s Anti-Aging Mechanism

Based upon new cutting edge research on Adipose derived stem cell cultured media, we have discovered the following benefits:

•          Increases the proliferation of epithelial cell

•          Increases the synthesis of the hyaluronic acid

•          Increases the synthesis of collagen and elastin

•          Adipose stem cell-derived EGF, bFGF increases the proliferation of fibroblast which synthesizes collagen and elastin

•          Adipose stem cell-derived EGF, IGF, bFGF, aFGF increases the skin elasticity by up-regulation of collagen, elastin, hyaluronic acid, and other extracellular matrixes (ECMs).

Offices

Our principal executive offices are located at 720 Paularino Avenue, Costa Mesa, California, 92626. Our telephone number is (714) 614-2640. By early March 2015 we expect to relocate our executive offices and facilities to 17912 Cowan Street, Irvine, California, 92614. Our website is www.nugene.com. Our internet website and the information contained therein or connected thereto are not intended to be incorporated by reference into this Report.

Employees

We currently have 10 full time employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this Current Report, before making an investment decision.    Our future operating results may vary substantially from anticipated results due to a number of risks and uncertainties, many of which are beyond our control. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. The following discussion highlights some of these risks and uncertainties and the possible impact of these risks on future results of operations. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the market value of our stock could decline substantially and you could lose part or all of your investment.

25

RISKS RELATED TO OUR BUSINESS

Our products and product candidates may not achieve or maintain widespread market acceptance.

We may not achieve or maintain widespread market acceptance of our products or product candidates among physicians, patients or healthcare payors. Our products are highly susceptible to physician and patient preference and market acceptance. We have a limited history of promoting our cosmeceutical products. We recently began actively marketing and our marketing efforts are focused primarily on dermatologists and plastic surgeon.

We believe that market acceptance of our products will depend on many factors including:

•	the perceived advantages of our products over competing products;

•	the effectiveness of our sales and marketing efforts;

•	the convenience and ease of administration of our products;

•	the safety and efficacy of our products and the prevalence and severity of adverse side effects;

•	the availability and success of alternative treatments;

•	our product pricing and cost effectiveness;

•	publicity concerning our products, product candidates or competitive products;

•	whether or not patients routinely use our products, refill prescriptions and purchase additional product;

•	our ability to respond to changes in physician and patient preferences for the treatment of dermatological conditions and the improvement of the appearance of skin; and

26

If our products fail to achieve or maintain market acceptance or if new products or technologies are introduced by others that are more favorably received than our products, are more cost effective or that otherwise render our products obsolete, we may experience a decline in the demand for our products. If we are unable to market and sell our products successfully, our business, financial condition, results of operation and future growth would suffer.

Our ability to compete depends upon our ability and the ability of our collaborators to innovate, develop and commercialize new products and product enhancements, to identify new markets for our products and on the success of our business development activities.

Our business strategy requires us to develop or acquire new and innovative applications of our products, identify new markets for our existing products, and develop or acquire new technology. We are currently developing products for the treatment of burns and exploring several delivery technologies to improve our existing products. However, our development efforts may not lead to new commercial products. To successfully expand our product offerings, we must:

•	develop or acquire new products that either add to or significantly improve our current product lines;
•	convince our target customers that any new cosmeceutical products or line extensions would be an attractive revenue-generating addition to their practices;
•	protect our products with defensible intellectual property; and
•	satisfy and maintain all regulatory requirements for commercialization.

The process of developing product candidates involves a high degree of risk and may take several years. Product candidates we may acquire or license in the future that appear promising in the early phases of development may fail to reach the market for several reasons, including:

•	pharmaceutical product candidates may fail to receive regulatory approvals required to bring the products to market;

•	manufacturing costs or other factors may make our pharmaceutical and cosmeceutical product candidates uneconomical;

•	the proprietary rights of others and their competing products and technologies may prevent our product candidates from being commercialized;

27

•	success of pharmaceutical product candidates in nonclinical and early clinical studies does not ensure that later stage clinical trials will be successful;

•	the length of time necessary to complete clinical trials and to submit an application for marketing approval of pharmaceutical product candidates for a final decision by a regulatory authority varies significantly and may be difficult to predict; and

•	developing pharmaceutical and cosmeceutical product candidates is very expensive and will have a significant impact on our ability to generate profits.

We may be unable to continue to develop new products, enhancements to our existing products and other technologies in the near term, if at all, in part because new products or enhancements to our existing products must meet regulatory standards and receive requisite regulatory approvals. Our failure to introduce new products or enhancements to our existing products for any one of these reasons could adversely affect our expected growth rate and adversely affect our overall business and financial results.

Our marketed products and our products under development could be rendered obsolete by technological or medical advances.

Our marketed products and our products under development may be rendered obsolete or uneconomical by the development of medical advances to treat the conditions that our products are designed to address. The treatment of burns, acne or other skin disorders and the enhancement of the appearance of skin are the subjects of active research and development by many potential competitors, including major pharmaceutical companies, specialized biotechnology firms, universities and other research institutions, as well as other major cosmeceutical companies which develop wrinkle reduction or age defying skin and hair care products. While we intend to expand our technological capabilities to remain competitive, research and development by others may render our technology or products obsolete or noncompetitive or result in treatments superior to any therapy we develop.

Technological advances affecting costs of production also could adversely affect our ability to sell products. Our products could become more expensive to produce, or not competitive, which would decrease our revenues and adversely affect our results of operations and financial condition.

We have previously depended on a related party for the majority of our revenues from cosmeceutical products and a large portion of our revenues from wholesale distributors. The discontinued use of the related party or loss of any of these wholesalers could decrease our revenues.

Historically, the majority of sales of our cosmeceutical products have been to an affiliated entity, Advanced Surgical Partners (“ASP”). During the nine months ended September 30, 2014 we received 68% of our cosmeceutical revenues from ASP. Despite the significant percent of revenues generated from ASP, we intend to minimize operations during the first six months of 2015 and focus primarily on the development and marketing of the NuGene Line, as well as our intended pharmaceutical operations. We expect that the resulting reduction in revenues from sales to ASP will be offset by revenues generated from the sale of our NuGene Line, however this cannot be assured and we may experience a decrease in revenues.

28

The remaining 32% of our revenues during the nine months ended September 30, 2014 were derived from select wholesale distributors. We do not have long-term purchase commitments from any of these wholesalers. They purchase products from us on a purchase order basis on their standard terms. These distributors are under no obligation to continue to purchase our products. The loss of any of these wholesalers, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products from any one of these wholesalers could decrease our revenues and impede our future growth prospects. In addition, we may also face pricing pressure from these wholesalers because they collectively comprise a significant portion of the distribution network for pharmaceutical products in the U.S. We may not be able to manage these pressures and purchases from these wholesalers may not continue.

If we breach any of our key license or supply agreements, we could lose exclusivity rights or the agreements could be terminated.

We have an international licensing agreement with Kathy Ireland Worldwide (“KIWW”) for all cosmetic products for a term of 8 years. These rights are important to our business, and any breach of the related agreements could result in a termination of the respective rights, which, in turn, would prevent us from marketing the affected products or developing the affected product candidates. Our agreements with KIWW require milestone and royalty payments, minimum revenue requirements or minimum annual royalty payments and other obligations. If we have insufficient demand for these products or otherwise fail to meet the minimum purchase requirements or any of the other requirements set forth in these agreements, we could lose the exclusive nature of our right to market products under the KIWW brand.

If we fail to comply with any of the requirements under our key license and supply agreements, we may lose exclusive rights under these agreements or they may be terminated in their entirety. In that event, others could obtain rights to sell products that compete directly with ours and our revenues and market share would decrease. The loss of any of rights under any of our license and supply agreements would adversely affect our ability to sell our products and adversely affect our revenues and results of operations

We rely on third parties to perform many necessary commercial services for our products, including services related to the distribution, storage, transportation and regulatory monitoring of our pharmaceutical products. We rely on third parties to perform a variety of functions related to the sale and distribution of our cosmeceutical products. These services include distribution, logistics management, inventory storage and transportation, invoicing and collections, the key aspects of which are out of our direct control. If any third-party service provider fails to comply with applicable laws and regulations, fails to meet expected deadlines or otherwise does not carry out its contractual duties to us, our ability to deliver products to meet commercial demand would be significantly impaired. In addition, we may retain one or more third parties to perform various regulatory monitoring services for our products, including adverse event reporting, safety database management and other product maintenance services. If the quality or accuracy of the data maintained by these regulatory service providers is insufficient, our ability to continue to market our approved products could be jeopardized or we could be subject to regulatory sanctions.

29

If our competitors develop and market products faster than we do or if the products of our competitors are considered more desirable than ours, revenues for any of our products or product candidates that may be approved for marketing will not develop or grow.

The dermatology market in particular, are highly competitive and include a number of established, large and mid-sized pharmaceutical and cosmeceutical companies, as well as smaller emerging companies and specialty pharmaceutical and cosmeceutical companies, whose activities are focused on our target markets and areas of expertise. We face, and will continue to face, competition for our products and in the commercialization, development, licensing and discovery of our product candidates, which could severely impact our ability to achieve significant market acceptance of our products and product candidates. Furthermore, new developments, including the development of other drug technologies, delivery methods and improved formulations, occur in the pharmaceutical industry at a rapid pace. These developments may render our currently marketed products and product candidates or technologies obsolete or noncompetitive.

Compared to us, many of our competitors and potential competitors have substantially greater:

•	capital resources;

•	research and development resources, including personnel and technology;

•	regulatory experience;

•	clinical trial experience; and

•	manufacturing, distribution and sales and marketing experience.

As a result of these factors, our competitors may obtain regulatory approval of their pharmaceutical products more rapidly than us. Our competitors may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidates or technologies. Our competitors may also develop pharmaceutical and cosmeceutical products that are more effective and less costly than ours and may also be more successful than us in manufacturing and marketing their products.

Our cosmeceuticals are not of a type generally eligible for third party reimbursement. It is possible that our competitors may develop pharmaceutical products that address the same indications as our products. As a result, some of our products may be unable to compete on a price basis with these products.

30

Other competitors may invest significant amounts in advertising and marketing their products, including through television and other direct-to-consumer methods. It is possible that our competitors may be able to reduce their cost of production so that they can aggressively price their products and secure a greater market share to our detriment. Our competitors may also be able to attract and retain qualified personnel and to secure capital resources more effectively than we can. Any of these events could adversely affect our ability to compete and our results of operations.

If we are unable to attract and retain key personnel, our business will suffer.

We currently have 10 employees. Our success depends on our continued ability to attract, retain and motivate highly qualified management, business development, sales and marketing, manufacturing, product development and other personnel. We may not be able to recruit and retain qualified personnel, particularly for senior sales and marketing and research and development positions, in the future due to intense competition for personnel among businesses like ours, and the failure to do so could have a significant negative impact on our future product revenues and business results. Our success depends on a number of key management and technical personnel, including M. Ali Kharazmi, our President and Chief Executive Officer, M. Saeed Kharazmi, our Chairman, Treasurer and Secretary, and Sanjay Dhar, Ph.D. our Senior Vice President of Science & Technology. We are not aware of any present intention of these persons or any of our other executive officers to leave our company. Although we have entered into employment agreements with each of our executive officers, these agreements provide for at-will employment and are terminable any time, with or without notice, subject to severance payments under certain conditions. Therefore, we may not be able to retain their services. In addition, we do not have “key person” insurance policies on any of our executive officers that would compensate us for the loss of their services. If we lose the services of one or more of these individuals, replacement could be difficult and may take an extended period of time and could impede significantly the achievement of our business objectives. This may have a material adverse effect on our results of operations and financial condition.

Our products and product candidates may cause undesirable side effects that could limit their use

The most common reported side effects for our cosmeceutical products are skin irritation, and skin rash. Although these side effects generally are not severe, they may limit the use of our products, particularly if physicians or patients perceive the risks to outweigh the benefits or the side effects of competitive products to be less significant. If more severe side effects associated with any of our cosmeceutical products were to be reported or observed, we could be required to suspend our marketing of the products, conduct additional safety tests and potentially cease the sale of the products. In addition, we face the potential for product liability claims from any patients who experience side effects, whether from our pharmaceutical products or our cosmeceutical products and whether or not any action is taken by a regulatory authority.

31

Undesirable side effects caused by our product candidates could interrupt, delay or halt our development programs, including clinical trials, and could result in the denial of any required regulatory approval by the FDA or other regulatory authorities.

We may face liability and indemnity claims that could result in unexpected costs and damage to our reputation.

Our business exposes us to potential liability risks that arise from the testing, manufacture and sale of our pharmaceutical and cosmeceutical products. Plaintiffs in the past have received substantial damage awards against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Although we currently maintain product liability insurance, there is no guarantee that any claims brought against us would be within our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment, in which case our creditors could levy against our assets. Also, it may be necessary for us to recall products that do not meet approved specifications, which would result in adverse publicity, potentially significant costs in connection with the recall and a loss of revenues. Any product liability claim or series of claims brought against us could harm our business significantly, particularly if a claim resulted in adverse publicity or damage awards outside or in excess of our insurance policy limits.

Failure to adequately comply with information security policies or to safeguard against breaches of such policies could adversely affect our operations and could damage our business, reputation, financial position and results of operations.  In the process of making sales using consumer credit cards as a method of payment, we may handle and transfer such information as part of our business. These activities are subject to laws and regulations, as well as industry standards, in the United States and other jurisdictions in which our products and services are available. These requirements, which often differ materially and sometimes conflict among the many jurisdictions in which we operate, are designed to protect the privacy of consumers’ personal information and to prevent that information from being inappropriately used or disclosed. We maintain and review technical and operational safeguards designed to protect this information and generally require others with whom we work to do so as well. However, despite those safeguards, it is possible that hackers, employees acting contrary to our policies, third-party agents or others could improperly access relevant systems or improperly obtain or disclose data about our consumers, or that we may be determined not to be in compliance with applicable legal requirements and industry standards for data security, such as the Payment Card Industry guidelines. A breach or purported breach of relevant security policies that compromises consumer data or determination of non-compliance with applicable legal requirements or industry standards for data security could expose us to regulatory enforcement actions, card association or other monetary fines or sanctions, or contractual liabilities, limit our ability to provide our products and services, subject us to legal action and related costs and damage our business reputation, financial position, and results of operations.

32

Changes in economic conditions could materially affect our ability to maintain or increase sales. The cosmeceutical industry depends on consumer discretionary spending.  The United States in general or the specific markets in which we operate may suffer from depressed economic activity, recessionary economic cycles, higher fuel or energy costs, low consumer confidence, high levels of unemployment, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies, reduced access to credit or other economic factors that may affect consumers discretionary spending. Economic conditions may remain volatile and may continue to depress consumer confidence and discretionary spending for the near term. Negative economic conditions might cause consumers to make changes to their discretionary spending behavior, including spending currently made on our cosmeceutical line of products. If such sales decrease, our profitability could decline as we spread fixed costs across a lower level of sales and this could materially adversely affect our business, financial condition or results of operations.

Our business is subject to intense competition and we may be unable to compete effectively against entrenched companies with larger resources and established channels of distribution.

Competition from other cosmeceutical businesses could impact sales and seriously harm our business, financial condition and results of operations. We strive to provide direct and indirect benefits to our distributors that are superior to, or competitive with, other cosmeceutical companies. If we are unable to provide our distributors with adequate benefits, or if any significant number of our distributors are not successful, we may be unable to maintain or renew our contractual relationships with distributors, causing our business, financial condition and results of operations to suffer.

The cosmeceutical industry in which we operate is highly competitive and increased competition could reduce our sales and profitability. We compete in different markets within the cosmeceutical industry on the basis of the uniqueness of our product offerings, the quality of our products, customer service, price and distribution.  Our markets are highly competitive.  Our competitors vary in size and many may have greater financial and marketing resources than we do.  If we cannot maintain quality and pricing that are comparable or superior to our competitors, we may not be able to grow our revenues and operating profits and may lose market share.  Competitive conditions could result in our experiencing reduced revenues, gross margins and operating results and could cause an investor in our Company to lose a substantial amount or all of its investment in our Company.

The loss of suppliers or shortages in ingredients could harm our business.

We acquire ingredients and products from third-party suppliers and manufacturers. A loss of any of these suppliers and any difficulties in finding or transitioning to alternative suppliers could harm our business. In addition, we obtain some of our products from sole suppliers that own or control the product formulations, ingredients, or other intellectual property rights associated with such products. We also license the right to distribute some of our products from third parties. In the event we are unable to renew these contracts, we may need to discontinue some products or develop substitute products, which could harm our revenue. In addition, if we experience supply shortages or regulatory impediments with respect to the raw materials and ingredients we use in our products, we may need to seek alternative supplies or suppliers and may experience difficulties in finding ingredients that are comparable in quality and price. Some of our products incorporate products that may have limited supplies. If demand exceeds forecasts, we may have difficulties in obtaining additional supplies to meet the excess demand. If we are unable to successfully respond to such issues, our business could be harmed.

33

FINANCIAL RISKS

If we cannot maintain profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment. Continuing profitability will require us to increase our revenues and manage our product, operating and administrative expenses. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations. We do not have any arrangements in place for additional funds. If needed, those funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

Should we be successful in growing our revenues according to our operating plans, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure, liquidity and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth, critical shortages of cash and a failure to achieve or sustain profitability.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.  We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

34

Because we have a limited operating history investors will have no ability to gauge market acceptance for our products or the ability of management to execute on our business plan.

We are an early-stage company with a limited operating history and limited revenues derived from our operations. We began commercial sales of our cosmeceutical products in March 2014. Our operations to date have been primarily focused on our formation, the hiring of our management team, acquiring, licensing and developing our technology and products, funding preclinical trials for a limited number of products, building our sales force and preparing for and commencing the commercial launch of our products.

It is difficult to predict future performance and our success is dependent upon a number of factors over which we have limited control. As a result, our quarterly financial results are likely to fluctuate significantly and unpredictably. Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period. We are a relatively new company with a limited operating history and our sales prospects are uncertain. In particular, we began selling our cosmeceuticals in March 2014 and have yet to begun active marketing. We also have relatively limited experience selling our other products. Accordingly, we cannot predict with any certainty the timing or level of sales of our products in the future. If our quarterly sales or operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. In addition to the other factors discussed under these “Risk Factors,” specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products, including any change in wholesaler purchasing patterns for our pharmaceutical products;
•	physician and patient acceptance of our products;
•	timing of new product offerings, acquisitions, licenses or other significant events by us, our partners or our competitors;
•	regulatory approvals and legislative changes affecting our cosmeceutical products;
•	any interruption in the manufacturing or distribution of our products, including events affecting our third-party suppliers and any failure to comply with manufacturing specifications;
•	changes in treatment practices of physicians or other providers that currently recommend our products;
•	significant product returns and rebates;
•	implementation of new or revised accounting or tax rules or policies;
•	our ability to grow and maintain a productive sales force; and

35

•	the effect of competing technological and market developments.

Significant differences between actual and estimated demand for our products could adversely affect us. If we overestimate demand, we may be required to write off inventories and increase our reserves for product returns or liabilities to customers in future periods. If we underestimate demand, we may not have sufficient inventory of products to ship to our customers. We continuously monitor the quantity of our products in the distribution channel and the demand for our pharmaceutical products through the number of prescriptions written. Our cosmeceutical products have expiration dates that generally range from 24 to 36 months from the date of manufacture. Judgment is required in estimating these reserves. The actual amounts could be materially different from our estimates, and differences will need to be accounted for in the period in which they become known. If we determine that the actual amounts exceed our reserve amounts, we will record a charge to earnings to approximate the difference. A material reduction in earnings resulting from a charge could have a material adverse effect on our net income, results of operations and financial condition.

We may need to raise additional funds to pursue our growth strategy or continue our operations and we may be unable to raise capital when needed.

We believe that our current cash and cash equivalents, together with the anticipated net proceeds from this offering, will be sufficient to fund our operations through 2015. However, we have based this estimate on assumptions that may prove wrong, and we could spend our available financial resources much faster than we currently expect. We may need to raise additional funds prior to the end of 2015 to finance our operations and to fund product development programs, sales and marketing initiatives for our current marketed products. Factors affecting our product development expenses include, but are not limited to:

•	the number of our products in early-stage clinical development;
•	our licensing or other partnership activities, including the timing and amount of related development funding, licensee fees or milestone payments;
•	the number and outcome of clinical trials conducted by us and/or our collaborators; and
•	our future levels of revenue.

We expect to satisfy our future cash needs through public or private equity offerings, debt financings or collaboration, licensing and other similar arrangements, as well as through interest earned on cash balances. Additional funding may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital by issuing equity securities, our stockholders’ ownership will be diluted.

If we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish potentially valuable rights to our current products, potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. If adequate funds are not available, our ability to achieve profitability or to respond to competitive pressures would be significantly limited and we may be required to delay, significantly curtail or eliminate the sales of one or more of our current products and/or the development of one or more of our potential products.

36

CORPORATE AND OTHER RISKS

Our executive officers, directors and principal stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.

Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, our principal stockholder together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Our Chief Executive Officer has no prior experience as the Chief Executive Officer of a public company.  To serve in the role of a Chief Executive Officer for a public company, an individual needs to be aware of responsibilities in addition to those shouldered by the leader of a private company.  Among such additional responsibilities, the Chief Executive Officer must be able to communicate fairly and effectively with the stakeholders of a public company, be aware of the controls required to be maintained by a public company and act in accordance with the legal requirements incumbent upon such a leader.  Our Chief Executive Officer’s lack of such experience could increase the danger that we fail to carry out these additional responsibilities effectively and thus materially prejudice our Company and shareholders’ financial interests.

Our Board of Directors consists of two persons and does not contain an independent member and we do not have an Audit Committee.  Our board of directors as of the date of this report consists of M. Ali Kharazmi and M. Saeed Kharazmi. who are our founders and principal stockholders. Good corporate governance practices call for the inclusion of independent members of our Board of Directors.  Independent Board Directors act as a check on management and can assure that it acts in the best interests of all of our Company’s stakeholders.  With our lack of independent Board members, we run a higher risk that our management could make subjective decisions without benefit of more measured independent guidance, rather than for the benefit of all of our shareholders.  An independent Audit Committee qualitatively enhances a company’s internal controls over financial reporting.  Among its functions, independent Audit Committees review the financial reporting, internal controls safeguarding Company assets, interact with auditors, may oversee material financial decisions and provide a sounding board for individuals who believe that there are irregularities in a Company’s accounting policies and procedures.  With our lack of an Audit Committee at this time, we run a greater risk that a significant error or irregularity could occur that could be materially damaging to our shareholders. Although M. Ali Kharazmi and M. Saeed Kharazmi are brothers in the event that the current board members may be deadlocked on any material decision requiring board action our business may incur additional costs and uncertainties and until any such impasse is resolved our operations may suffer.

37

Issuances of our Series A Preferred Stock or other authorized shares of preferred stock may make it more difficult for a third party to effect a change-of-control.

Our articles of incorporation authorize the Board of Directors to issue up to 25,000,000 shares of "blank check" preferred stock.  The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders.  These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.  In connection with the Merger we issued, in addition to common stock, 1,917,720 shares of Series A Preferred Stock to NuGene's two founders. The Series A Preferred Stock is initially convertible into common stock at a ratio of one to one, has the right to elect a majority of the board of directors and has in connection with any other vote of shareholders three votes for every vote of available to the common stock. These outstanding shares of Series A Preferred Stock diminish and any future issuances of other series of preferred stock could further diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, the Series A Preferred Stock could be used to restrict our ability to merge with, or sell assets to, a third party.  The Series A Preferred Stock specifically, and the ability of the Board of Directors generally, to issue preferred stock make it more difficult, and could delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.  The summary description of the Series A Preferred Stock contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Certificate of Designations filed with Secretary of State of Nevada on December 24,2014.

We are dependent for our success on a few key employees and consultants. Our inability to retain these individuals and attract additional people that we will need to maintain and grow our business would impede our business plan and growth strategies.  This would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  Each of those individuals may voluntarily terminate his employment with our Company at any time. Were we to lose one or more of these key individuals, we could be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our employees or consultants.

38

As a result of the acquisition, our operations will incur increased costs of being a public company.  In reviewing our past operations and future prospects, investors should recognize that we will incur significant legal, accounting and other expenses that we did not incur as a private company, particularly if we are no longer an "emerging growth company" as defined under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and the JOBS Act, have created uncertainty for public companies and increased costs and time that boards of directors and management must devote to complying with these rules and regulations. The Sarbanes-Oxley Act and related rules of the U.S. Securities and Exchange Commission, or SEC, and the Nasdaq Global Select Market regulate corporate governance practices of public companies. We expect compliance with these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities. For example, we may be required to adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements.

For as long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." These exceptions provide for, but are not limited to, relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, less extensive disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and an extended transition period for complying with new or revised accounting standards. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company." We may remain an "emerging growth company" for up to five years. To the extent we use exemptions from various reporting requirements under the JOBS Act, we may be unable to realize our anticipated cost savings from those exemptions.

Pursuant to the recently enacted JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an "emerging growth company."  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC as a public company, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the recently enacted JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an "emerging growth company." We could be an "emerging growth company" for up to five years.

39

CAPITAL MARKET RISKS

No immediate active trading market is likely to develop following the acquisition transaction with NuGene so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is no market trading activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are listed for trading on OTC Markets, the trading volume that can develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets, excluding principal residence, in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

40

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or on the NYSE MKT LLC, formerly known as the American Stock Exchange (AMEX) in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the AMEX or another trading venue, our common stock will continue to trade on OTC Markets or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

41

Risks Related to Regulatory Matters

While we believe that some of our cosmeceutical products and product candidates do not require FDA approval as new drugs, the FDA could disagree and we may be required to conduct clinical trials to establish efficacy and safety or cease to market these products.

Our cosmeceutical products are marketed without FDA approval on the basis that they are generally recognized as safe and effective for their intended use and thus do not require new drug approval. The FDA has not challenged this position. The FDA may at any time disagree with our position for a variety of reasons, including new information about the particular product or its active ingredients, how the product is promoted, if another company obtains FDA approval for a prescription drug with the same active ingredient, or based on a change of FDA regulatory policy. This could require us to seek new drug approval for these products to remain on the market or to withdraw a product until required clinical trials are performed and new drug approval is obtained.

If the active ingredients of the products are finally determined by the FDA not to be generally recognized as safe and effective for OTC use, the FDA may seek to apply those findings to prescription products as well, leading to potential objections to the continued marketing of the products or a demand that marketing continue only on the basis of a new drug approval. Either of these outcomes could affect the way our products are marketed or our ability to market them at all. Further, the FDA could decide that growth factors derived from human adipose stem cells do not come within this policy and thus must seek new drug approval to remain on the market or must be withdrawn until approval is obtained.

Our pharmaceutical products under development may not be approved by the FDA or foreign regulatory authorities, and any failure or delay associated with our product development and clinical trials or obtaining regulatory approval of these products would increase our product development costs and time to market. We face substantial risks of failure inherent in developing pharmaceutical products. The pharmaceutical industry is subject to stringent regulation by many different agencies at the federal, state and international levels. Our pharmaceutical products must satisfy rigorous standards of safety and efficacy before the FDA approves them, and before any foreign regulatory authorities approve them for commercial use in any countries outside the U.S. where we decide to market them. Even if a regulatory filing is accepted, the FDA or foreign regulatory authorities may request additional information from us, including data from additional clinical trials, and, ultimately, may not grant marketing approval for some of our products or may grant approval only under conditions which are less commercially attractive than anticipated. To the extent that these products do not perform successfully in our planned pivotal clinical trials, we may need to develop alternative candidates. Product development is generally a long, expensive and uncertain process. Successful development of our new pharmaceutical product formulations, including our burn cream will depend on many factors, including:

•	our ability to select key components, establish a stable formulation and optimize characteristics;
•	our ability to develop a formulation that demonstrates our intended safety and efficacy profile; and
•	our ability to transfer from an early-stage company to commercial-scale operations and the costs associated with commercial manufacturing.

42

If we are unable to develop suitable clinical formulations of our pharmaceutical products or are significantly delayed in doing so, our ability to commercialize these products will be adversely affected. Once we have manufactured a formulation that we believe is suitable for pivotal clinical testing, we will need to complete our clinical testing, and failure can occur at any stage of testing. These clinical tests must comply with FDA and other applicable regulations. We may suffer significant setbacks in advanced clinical trials, even after showing promising results in earlier trials. The results of later clinical trials may not replicate the results of prior clinical trials. Based on results at any stage of clinical trials, we may decide to discontinue development of a product candidate. We, or the FDA, may suspend clinical trials at any time if the patients participating in the trials are exposed to unacceptable health risks or if the FDA finds deficiencies in our applications to conduct the clinical trials or in the conduct of our trials. Moreover, not all products in clinical testing will receive timely, or any, regulatory approval. Even if clinical trials are completed as planned, their results may not support our assumptions or our product claims. The clinical process may fail to demonstrate that our products are safe for humans or effective for intended uses. In addition, these failures could cause us to abandon a product entirely. If we fail to take any current or future product from the development stage to market, we will have incurred significant expenses without the possibility of generating revenues, and our business will be adversely affected.

If our clinical trials for our products under development are delayed, we would be unable to commercialize these potential products on a timely basis, which could materially harm our business.

We plan to conduct clinical trials for burn cream candidate in mid-2015. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	obtaining an effective Investigational New Drug application, or IND, or regulatory approval to commence a clinical trial;

•	negotiating acceptable clinical trial agreement terms with prospective trial sites;

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site;

•	recruiting subjects to participate in a clinical trial;

•	competition in recruiting clinical investigators;

•	shortage or lack of availability of clinical trial drugs;

•	the need to repeat clinical trials as a result of inconclusive results or poorly executed testing;

•	the placement of a clinical hold on a study;

43

•	the failure of third parties conducting and overseeing the operations of our clinical trials to perform their contractual or regulatory obligations in a timely fashion; and

•	exposure of clinical trial subjects to unexpected and unacceptable health risks or noncompliance with regulatory requirements, which may result in suspension of the trial.

Our pharmaceutical products under development must successfully complete clinical trials before commercialization. If we have significant delays in or termination of clinical trials, our financial results and the commercial prospects for these potential products or any other products that we may develop will be adversely impacted. In addition, our product development costs will increase and our product revenues will be delayed if we experience delays in testing or obtaining regulatory approvals or if we need to perform more or larger clinical trials than planned.

We will not be able to commercialize our pharmaceutical products in development if our clinical trials do not demonstrate safety and efficacy in humans. We intend to market our pharmaceutical products in development in the U.S. and possibly in various other countries, and as a result, we will need to obtain separate regulatory approvals in the U.S. and in most foreign jurisdictions. We must obtain regulatory approval for the sale of any product classified by the FDA as a “new drug.” We must conduct, at our own expense, extensive clinical trials to demonstrate the safety and efficacy in humans of our product candidates. Clinical trials are expensive, can take many years and have uncertain outcomes. In addition, the regulatory approval procedures vary among countries and additional testing may be required in some jurisdictions. It may take several years to complete the clinical trials of a product, and a failure of one or more of our clinical trials can occur at any stage of testing. We believe that the development of each of our product candidates involves significant risks at each stage of testing. If clinical trial difficulties and failures arise, our pharmaceutical product candidates may never be approved for sale or become commercially viable. This may result in the reduction of our revenues and an increase in clinical, regulatory and development expenses and, in turn, have a material adverse effect on our profitability, margins, results of operations and financial condition.

We are subject to ongoing regulatory review of products under development that may be marketed in the future. Our pharmaceutical products under development will continue to be subject to extensive regulation. These regulations impact many aspects of our operations, including the manufacture, labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the products. The FDA also may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. In addition, the subsequent discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, injunctions against their distribution, disgorgement of money, operating restrictions and criminal prosecution.

44

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal laws have been applied to restrict certain marketing practices in the pharmaceutical industry in recent years. These laws include anti-kickback statutes and false claims statutes. Violations of the federal anti-kickback statute are punishable by imprisonment, criminal fines, civil monetary penalties and exclusion from participation in federal healthcare programs. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution or other regulatory sanctions under the federal anti-kickback statute, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing, arranging for or recommending prescription or purchase may be subject to scrutiny if they do not qualify for a statutory exemption or safe harbor. Federal false claims laws prohibit any person from knowingly making, or causing to be made, a false claim to the federal government, or knowingly making, or causing to be made a false statement to have a false claim paid. The majority of states also have statutes or regulations similar to the federal anti-kickback law and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Sanctions under these federal and state laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, criminal fines and imprisonment.

In addition, as part of the sales and marketing process, pharmaceutical companies frequently provide samples of approved drugs to physicians. This practice is overseen by the FDA and other governmental authorities under regulations that include, in particular, requirements concerning record keeping and control procedures. Any failure to comply with these regulations may result in significant criminal and civil penalties as well as damage to our credibility in the marketplace. Because of the breadth of these laws and the narrowness of the safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.

The regulatory status of our cosmeceutical products could change, and we may be required to conduct clinical trials to establish efficacy and safety or cease to market these products.

The Federal Food, Drug, and Cosmetic Act does not recognize “cosmeceuticals” as a category of products. We use the term “cosmeceuticals” as a marketing term to describe our non-prescription, cosmetic products. The FDA does not have a premarket approval system for cosmetic products, and we believe we are permitted to market our cosmeceutical products and have them manufactured without submitting safety or efficacy data to the FDA. However, the FDA may in the future determine to regulate what we term as cosmeceuticals or the ingredients included in our cosmeceuticals as drugs or biologics, rather than cosmetics. If our TNS products or other cosmeceuticals are deemed to be drugs or biologics, rather than cosmetics, we would be required to conduct clinical trials to demonstrate the safety and efficacy of our cosmeceutical products in order to continue to market and sell them. In such event, we may not have sufficient resources to conduct any required clinical trials and we may not be able to establish sufficient efficacy or safety data to resume the sale of our cosmeceutical products. Any inquiries by the FDA or any foreign regulatory authorities into the regulatory status of our cosmeceutical products and any related interruption in the marketing and sale of our cosmeceutical products could severely damage our brands and image in the marketplace, including our relationships with physicians and their patients.

45

We will need to obtain FDA approval of the brand names we use for our pharmaceutical product candidates which require FDA approval and any failure or delay associated with an approval may adversely impact our business.

Any name we intend to use for our pharmaceutical product candidates for which we will seek FDA approval, will also require approval from the FDA of the proposed brand name as part of the approval process, even if we have secured a trademark registration from the U.S. Patent and Trademark Office, or PTO. The FDA typically conducts a rigorous review of proposed product names, including an evaluation of potential for confusion with other product names. The FDA may also object to a product name if it believes the name inappropriately implies medical claims.

If our manufacturers do not comply with U.S. and federal regulations, our supply of product could be disrupted or terminated.

Our manufacturers must comply with U.S. regulations and corresponding foreign standards, including the FDA’s current Good Manufacturing Practice regulations for drug manufacturing and processing, or cGMPs, applicable to the manufacturing processes related to prescription products, and their facilities must be inspected and approved by the FDA and other regulatory agencies as part of their business. We will have limited control over the FDA compliance of our third-party manufacturers. If any of our manufacturers fail to meet or are found to be non-compliant with the cGMPs or any other FDA requirements or similar regulatory requirements outside of the U.S., obtaining the required regulatory approvals, including from the FDA, to use alternative suppliers may be a lengthy and uncertain process. A lengthy interruption in the manufacturing of one or more of our products as a result of non-compliance could adversely affect our product inventories and supply of products available for sale which could reduce our sales, margins and market share, as well as harm our overall business and financial results.

Under the FDC Act, cosmetics, which we refer to as cosmeceuticals, are defined as articles applied to the human body to cleanse, beautify or alter the appearance. The manufacturing of cosmetics is subject to the misbranding and adulteration sections of the FDC Act applicable to cosmetics. Cosmetics are not subject to premarket approval by the FDA but the product and ingredients must be tested to assure safety. If the product or ingredients are not tested for safety, a specific warning is required. The FDA monitors compliance of cosmetic products through random inspections of cosmetic manufacturers and distributors. The FDA utilizes an “intended use” doctrine to determine whether a product is a drug or cosmetic by the labeling claims made for the product. If a cosmetic product is intended for a disease condition or to affect the structure or any function of the human body, the FDA will regulate the product as a drug rather than as a cosmetic. The product will then be subject to all drug requirements under the FDC Act. The labeling of cosmetic products is subject to the requirements of the FDC Act, the Fair Packaging and Labeling Act and other FDA regulations.

46

We have only limited experience in regulatory affairs, which may affect our ability or the time we require to obtain necessary regulatory approvals. We have only limited experience in regulatory affairs, including the preparation and filing of applications to gain the regulatory approvals necessary for pharmaceutical product candidates. Moreover, some of the products that are likely to result from our product development, licensing and acquisition programs may be based on new technologies that have not been extensively tested in humans. As a result, we may experience a longer regulatory process in connection with obtaining regulatory approvals for any products that we develop, license or acquire.

Our operations could be harmed if we are found not to be in compliance with Good Manufacturing Practices.

In the United States, FDA regulations on Good Manufacturing Practices and Adverse Event Reporting requirements require us and our vendors to maintain good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping.  The ingredient identification requirement, which requires us to confirm the levels, identity and potency of ingredients listed on our product labels within a narrow range, is particularly burdensome and difficult for us with respect to a products that contain many different ingredients. We are also required to report serious adverse events associated with consumer use of our products. Our operations could be harmed if regulatory authorities make determinations that we, or our vendors, are not in compliance with these regulations or public reporting of adverse events harms our reputation for quality and safety. A finding of noncompliance may result in administrative warnings, penalties or actions impacting our ability to continue selling certain products.  In addition, compliance with these regulations has increased and may further increase the cost of manufacturing certain of our products as we work with our vendors to assure they are qualified and in compliance.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If we are unable to obtain and maintain protection for our intellectual property, the value of our technology and products may be adversely affected, which would materially affect our business.

Patents. Our commercial success will continue to depend in part on the patent rights we plan to obtain related to future products we may market. Our success also depends on our and our licensors’, collaborators’, and suppliers’ ability to maintain these patent rights against third-party challenges to their validity, scope or enforceability of these patent rights.

Our patent position, and those of our licensors, collaborators and suppliers, is subject to the same uncertainty as other pharmaceutical and consumer product companies. Our patents and patent applications, and those of our licensors, collaborators and suppliers, may not protect our technologies and products because, among other things, our pending applications may not result in issued patents; we may develop additional proprietary technologies that are not patentable; patents issued to us, our licensors, collaborators or suppliers may not provide a basis for future commercially viable products; and patents issued to us, our licensors, collaborators or suppliers may not provide us with any competitive advantage, or may be challenged, circumvented, invalidated or rendered unenforceable by third parties. For example, the PTO or the courts may deny, narrow or invalidate patent claims, particularly those that concern biotechnology and pharmaceutical inventions. Inventors, or third parties of whom we are unaware, may challenge the ownership of patents and applications we own, license or benefit from through supply agreements with our collaborators and suppliers. We, our licensors, collaborators and suppliers may not be successful in securing or maintaining proprietary or patent protection for our products, and protection that is secured may be challenged and possibly lost.

47

Our competitors may develop products similar to ours using methods and technologies that are beyond the scope of our intellectual property rights. Composition of matter patents on active pharmaceutical ingredients may provide protection for pharmaceutical products without regard to formulation or other type of limitation.

Our primary patent protection strategy consists of obtaining patents for the formulation and methods of manufacturing our products and product candidates when appropriate, in addition to our pending composition patent claims. Our competitors or other third parties, including generic drug companies, may challenge the scope, validity or enforceability of our patent claims. As a result, these patents may be narrowed in scope, invalidated or deemed unenforceable and may fail to provide us with any market exclusivity or competitive advantage even after significant investment in efforts to obtain and maintain a meaningful competitive patent position. Additionally, rights we issue to U.S. and foreign patents that we own or license will be limited to the terms of the patents in the respective countries where the patents issued.

We also may not be able to protect our intellectual property rights against third-party infringement, which may be difficult to detect, especially for infringement of patent claims for methods of manufacturing. If we become involved in any dispute regarding our intellectual property rights, regardless of whether we prevail, we could be required to engage in costly, distracting and time-consuming litigation that could harm our business. As a result of general uncertainties in the patent prosecution process, we cannot be sure that any additional patents will ever be issued. Issued patents generally require the payment of maintenance or similar fees; failure to make these payments could result in the unenforceability of patents not maintained.

Trade Secrets and Proprietary Know-how. We, our licensors, collaborators and suppliers also rely upon trade secrets, proprietary know-how and other technological innovation, particularly when patent protection is not appropriate or available. However, trade secrets are difficult to protect, and we have limited control over the protection of trade secrets used by our licensors, collaborators and suppliers. Although we attempt to protect our trade secrets by requiring our employees, consultants, advisors and current and prospective business partners to enter into confidentiality agreements prohibiting them from disclosing or taking our proprietary information and technology, these agreements may not provide meaningful protection for our trade secrets and proprietary know-how. If our employees or consultants breach these agreements, we may not have adequate remedies for any of these breaches. Further, third parties that are not parties to confidentiality agreements may obtain access to our trade secrets or know-how. Others may independently develop similar or equivalent trade secrets or know-how. If our confidential or proprietary information is divulged to third parties, including our competitors, our competitive position in the marketplace will be harmed and our ability to successfully penetrate our target markets could be severely compromised.

48

Trademarks. Our trademarks will continue to be important to our success and competitive position. We have received U.S. trademark registration for our corporate name, Nugene®, and own or have rights to use our product and component names Kathy Ireland®. We also will need to pursue trademark registration for any new trademarks that we select. We may not be able to secure any of our trademark registrations with the PTO or comparable foreign authorities. If we do not adequately protect our rights in our various trademarks from infringement, any goodwill that has been developed in those marks would be lost or impaired. We could also be forced to cease using any of our trademarks that are found to infringe upon or otherwise violate the trademark or service mark rights of another company, and, as a result, we could lose all the goodwill which has been developed in those marks and could be liable for damages caused by any infringement or violation.

Our ability to market our products is subject to the intellectual property rights of third parties, and we may have to engage in costly litigation to enforce or defend challenges to our intellectual property by third parties, which may harm our results of operations, financial condition and cash flow.

Our commercial success will continue to depend in part on our ability, as well as the ability of our collaborators and suppliers, to make, use and sell our products without infringing the patents or proprietary rights of third parties. Our competitors, many of which have substantially greater resources than us and have made significant investments in competing technologies or products, may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use and sell products either in the U.S. or international markets. We may not be aware of all of the patents and other intellectual property rights of others potentially adverse to our interests that may be owned by third parties. Intellectual property litigation in the pharmaceutical industry is common, and we expect this to continue.

Our third-party suppliers may also be notified of alleged infringement, and potentially be sued for infringement of patents or other proprietary rights. We may have limited control or involvement over the defense of these claims, and these third parties could be subject to injunctions and temporary or permanent exclusionary orders in the U.S. or in the countries in which they are based. Because of the uncertainty inherent in any patent or other litigation involving proprietary rights, we, our licensors, collaborators or suppliers, may not be successful in defending claims of intellectual property infringement by third parties, which could have a material adverse affect on our results of operations. Regardless of the outcome of any litigation, defending the litigation may be expensive, time-consuming and distracting to management.

49

If we or our third-party licensors and suppliers are unsuccessful in any challenge to our rights to market and sell our products, we may, among other things, be required to:

•	pay actual damages, royalties, lost profits and/or increased damages and the third party’s attorneys’ fees, which may be substantial;

•	cease the development, manufacture, use and/or sale of products that use the intellectual property in question through a court-imposed sanction called an injunction;

•	expend significant resources to modify or redesign our products, manufacturing processes or other technology so that it does not infringe others’ intellectual property rights or to develop or acquire non-infringing technology, which may not be possible; or

•	obtain licenses to the disputed rights, which could require us to pay substantial upfront fees and future royalty payments and may not be available to us on acceptable terms, if at all, or to cease marketing the challenged products.

Ultimately, we could be prevented from selling a product, commercializing a product candidate, or otherwise forced to cease some aspect of our business operations as a result of any intellectual property litigation. Even if we, our collaborators and suppliers are successful in defending an infringement claim, the expense, time delay, and burden on management of litigation and negative publicity could have a material adverse effect on our business.

We may be subject to claims that we, or our employees, have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of our employees' former employers.

We employ individuals who were previously employed at other personal care product or nutritional supplement companies, including our competitors or potential competitors. To the extent that our employees are involved in research areas that are similar to those in which they were involved with their former employers, we may be subject to claims that such employees have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.  We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

50

DESCRIPTION OF PROPERTY

Our corporate offices are currently located at 720 Paularino Avenue, Costa Mesa, California, 92626. We have leased approximately 10,000 square feet of office, manufacturing and assembly space at 17912 Cowan Street, Irvine, California, 92614 which we anticipate being moved in to by early March 2015. The lease is for a term of 12 months and commenced on December 1, 2014 and is guaranteed by Advanced Surgical Partners.  The current monthly rental for the facility is approximately $12,000. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2014, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of 41,115,120 shares deemed outstanding(39,167,400 shares outstanding if all shares of Series A Preferred Stock are not deemed converted into common stock) after giving effect to: (i) the Stock Split (ii) retirement of the Indemnity Shares, effective as of December 29 , 2014, delivered to us pursuant to the Business Transfer and Indemnity Agreement, (iii) 26,052,760 shares of common stock and 1,917,720 shares of Series A Preferred Stock issued in connection with the acquisition of NuGene Inc. and (iv) sale of 2,000,000 shares effective December 29, 2014 in a private placement of our securities.

51

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and directors
M. Ali Kharazmi, Chief Executive Officer and Director (3)common, preferred	11,235,240	27.98%	(2)
M. Saeed Kharazmi, Director(3)common, preferred	11,235,240	27.98%	(2)
Dena Kurland, Director	-	-%

All directors, former directors and executive officers as a group (3 persons)	22,470,480	54.65%	(4)

(1) Unless otherwise noted, the address is c/o NuGene, Inc., 720 Paularino Avenue, Costa Mesa, California 92626.

(2) Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership by 40,156,260 shares, deemed to be the total shares of common stock outstanding as of the date of this table (after giving effect to conversion of 958,860 shares of Series A Preferred into common stock).

(3) M. Ali Kharazmi and M. Saeed Kharazmi together own 100% of the issued and outstanding shares of Series A Preferred with each beneficially owning (i) 958,860 shares and each beneficially owning (ii) 10,276,380 shares of common stock with each share of preferred stock convertible at any time into one share of common stock.

(4) Preferred Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership by 41,115,120 shares, deemed to be the total shares of common stock outstanding as of the date of this table (after giving effect to conversion of 1,917,720 shares of Series A preferred stock into common stock.

52

MANAGEMENT AND DIRECTORS

Prior to the Closing Date of the Merger Agreement, Ms. Dena Kurland was our sole executive officer and director. Effective December 29, 2014, Ms. Kurland resigned as Chief Executive Officer and Director. The following table sets forth the name, age and position held by each of our executive officers and directors as of the date of this report:

Name	Age	Position
M. Ali Kharazmi	57	President, Chief Executive Officer, Director
M. Saeed Kharazmi	51	Chairman of the Board, Secretary, Treasurer

Ali Kharazmi, J.D., M.B.A.

Education: Juris Doctorate 1997, Masters in Business Administration 1983

Bachelors of Arts in Economics 1980.

Vice President of Business Development for Republic Health 1986-1988.

Medical Information Networks Co-Founder 1988-2003

This is one of the first medical technology companies to provide electronic prescription services and formulary control with e-detailing to physicians by pharmaceutical companies.  This type of transaction was done via a handheld device using the internet and allowed the sponsoring company to have immediate access to the physician history.

Newport Beach Plastic Surgery Co-Founder 2003-2005

Established one of the largest staff model plastic surgery multi site medical groups in California.

Co Founder 2004-2005 multi-site outpatient surgical facility company.

Co-Founder 2005-present, Genetic Institute of Anti-Aging & Center for Weight Management and plastic surgery – a comprehensive center for analysis of a patient's comprehensive physical condition.

Co-Founder and CEO (2005- present) Advance Surgical Partners

Founder-Regenerative Institute - (2012-present)  A research lab that works exclusively on stem cell related research and treatment methods.

OrthoRegeneration – (2012-present) Co-Founder of a Sport and Orthopedic Regeneration company specializing in PRP and Adult Human Adipose stem cell based regenerative services.

M. Saeed Kharazmi

M. Saeed Kharazmi, MD obtained his Medical Degree from University of California, Irvine in 1992 and completed his Residency and Chief Residency at St. Mary Medical Center/UCLA in 1996. In 2014 Dr. Kharazmi joined University of California, Riverside (“UCR”) as Health Services (“HS”) Assistant Clinical Professor and became the Medical Director of UCRHealth, a university hospitalist group. He is also the acting Medical Director for Advanced Surgical Partners, a multispecialty surgical facility, that he and his brother started in 2004. His interest in Age Management and Research led to the development of Genetic Institute of Anti-Aging in 2005 where he became co-founder of NuGene, a cosmeceutical company. Dr. Kharazmi led the Nugene scientific team to introduce new active ingredients for skin rejuvenation, and wound healing.

53

In evaluating director nominees, our Company expects to consider the following factors:

•	The appropriate size of the Board;
•	Our needs with respect to the particular talents and experience of our directors;
•	The knowledge, skills and experience of nominees;
•	Experience with accounting rules and practices; and
•	The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.

M. Ali Kharazmi and M. Saeed Kharazmi are brothers and are the co-founders of NuGene.  No director is compensated for his or her service on our Board of Directors.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions.  Our new Board has not formulated any plan to establish an audit or compensation committee in the near future. We envision that the audit committee, should it be formed, will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and systems of internal controls. We envision that the compensation committee, should it be formed, will be primarily responsible for reviewing and approving our salary and benefits policies and other compensation of our executive officers. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Director Independence

The Board has determined that none of our directors is independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

54

Involvement in Certain Legal Proceedings

To our knowledge except as may be noted above or under "Legal Proceedings", none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception October 30, 2013 through December 31, 2013.

55

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Dena Kurland, Former CEO	2013	n/a	n/a	n/a	n/a	n/a	n/a

Grants of Stock Awards

For the period from inception, October 30, 2013 through December 31, 2013, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

For the period from inception, October 30, 2013 through December 31, 2013, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None.

Compensation of Directors

None.

LEGAL PROCEEDINGS

None.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

56

MARKET PRICE AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets under the symbol “BLMK.”  However, our common stock has not traded since our inception.  Accordingly, there is no active market for our securities and no assurance can be given that an active trading market will develop.

Holders

As of December 29, 2014, we had approximately 77 beneficial owners of our common stock and 39,197,400 shares of common stock outstanding [41,115,120 shares outstanding if 1,917,720 shares of Series A Preferred Stock are deemed to be converted to common stock], after giving effect to the Stock Split and completing the transactions with Dena Kurland described in Item 1.01 above. Effective December 29, 2014. 30 of our shareholders sold to 38 persons an aggregate of 11,099,640 shares of our common stock, of which 7,085,550 shares are subject to lock-up until February 28, 2015 and thereafter may be leaked out over the ensuing six months.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of $0.0001 par value common stock and 25,000,000 shares of $0.0001 par value preferred stock.  We are incorporated in the state of Nevada.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.0001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

57

Preferred Stock

We may issue up to 25,000,000 shares of "blank check" preferred stock, $0.0001 par value, in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

In connection with the Merger we issued 1,917,720 shares of Series A Preferred Stock to the two co-founders of NuGene. Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance into one share of common stock subject to adjustment for certain events.. After its initial issuance the Series A Preferred Stock shall automatically convert into common stock on the voluntary or involuntary subsequent sale or transfer of that preferred stock to any entity or person who is not the original holder thereof. Generally the holders of the Series A Preferred Stock and the holders of the common stock shall vote together and not as a separate classes, with each share of Series A Preferred Stock having three times the of votes equal to the number of shares of common stock into which the shares of Series A preferred Stock could have been then converted. Notwithstanding the foregoing so long as there remain at least 900,000 shares of Series A Preferred Stock outstanding the holders of the Series A Preferred exclusively and as a separate class shall be entitled to elect a majority of the board of directors of the Company. This description of the Series A Preferred Stock is a summary that is qualified in its entirety by reference to the Certificate of Designation as filed with the Secretary of State of Nevada on December 24, 2014, attached hereto as an exhibit and incorporated herein by this reference.

No other series or shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

58

Transfer Agent and Registrar

Our common shares are issued in registered form.  The registrar and transfer agent for our common shares is Olde Monmouth Stock Transfer Co., Inc. 200 Memorial Parkway Atlantic Highlands, New Jersey 07716, Telephone: (732) 872-2727.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Nevada General Corporation Law and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements

The Audited Financial Statements of NUGENE, INC. for the years ended December 31, 2013 and 2012 and the Unaudited Interim Financial Statements of NUGENE, INC. for the nine months ended September 30, 2014 and 2013 are filed as Exhibit 99.1 and 99.2, respectively, to the Current Report and are incorporated herein by reference.

59

(d) Exhibits

Exhibit No.

Description

2.1	Agreement and Plan of Merger dated December 26, 2014, among the Company, NG Acquisition, Inc. and NuGene Inc.*
3.1	Certificate of Amendment of Articles of Incorporation of the Registrant, (increase of authorized, new class of preferred).(1)
3.2	Certificate of Amendment of Articles of Incorporation of the Registrant, name change. (1)
4.1	Certificate of Designation of Series A Preferred Stock.*
10.1	Form of Lock Up Agreement-NuGene Shareholders(1)
10.2	Form of Lock Up/Leak Out Agreement— Stock Placement Investors(1)
10.3	License Agreement between the Registrant and kathy ireland Worldwide, Inc.*
10.4	Sublease Agreement between the Registrant and Advanced Surgical Partners, Inc. (1)
10.5	Form of Convertible Promissory Note. (1)
10.6	Business Transfer and Indemnity Agreement, dated December 29, 2014, between the Registrant and Dena Kurland.*
99.1	Financial Statements for the year ended December 31, 2013 (1)
99.2	Financial Statements for the year ended December 31, 2012(1)
99.3	Unaudited Interim Financial Statements for the nine months ended September 30, 2014 and 2013(1)

*	Filed herewith

(1)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on January 6, 2015

60

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 4, 2015

NuGene International, Inc, (formerly Bling Marketing Inc.)

/s/ Ali Kharazmi

By: Ali Kharazmi

Chief Executive Officer

61